UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

Livongo Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38983	26-3542036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 West Evelyn Avenue, Suite 150

Mountain View, California 94041

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 435-5643

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LVGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 7, 2019, Livongo Health, Inc. issued a press release announcing it was awarded a contract to provide the Livongo for Diabetes solution to eligible members covered by the Federal Employees Health Benefits Program (FEHBP) who are living with Type 1 or Type 2 diabetes under one health plan covering 5.3 million federal employees, retirees, and their families out of the nearly 8 million people who receive their benefits through the FEHBP. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Our financial results for the second quarter of 2019 reported on Form 10-Q and included on a preliminary basis in our final prospectus for our IPO filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, excluded this agreement because it had not yet received budgetary approval. Based on the information that is now available to us from the client, we expect this agreement to add approximately 25,000 Livongo for Diabetes Members by the end of 2020, increasing to a total of 45,000 by the end of 2021. This is higher than the previous expectation of 20,000 to 30,000 total Members included in our second quarter Total Contract Value (TCV) and disclosed in our final prospectus and second quarter Quarterly Report on Form 10-Q. We will record the estimated increase in our third quarter Total Contract Value (TCV). Based on the updated expected enrollment, we anticipate this agreement will account for approximately $20,000,000 to $25,000,000 in revenue for 2020 and $30,000,000 to $35,000,000 in revenue for 2021, or a total of $50 to $60 million including both years.

The information contained in this Current Report on Form 8-K and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release referenced herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding the launch of FEP’s Livongo for Diabetes program, duration of the enrollment period, anticipated revenue under the agreement, anticipated enrollment rates and potential membership, and the timing of such events are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including the inability to launch a successful enrollment program and resulting lower revenue, and such other factors as are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and in its final prospectus file with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1922, as amended (File No. 33-232412) on July 25, 2019. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, and the press release referenced herein, which are based on circumstances as of and information available to us on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 7, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2019

Livongo Health, Inc.

By:	/s/ Lee Shapiro
Name:	Lee Shapiro
Title:	Chief Financial Officer